ARTICLES OF INCORPORATION

OF

Halo Holdings of Nevada, Inc

1. Name of Company:

Halo Holdings of Nevada, Inc.

2. Resident Agent:

The resident of the Company is:	Nevada Internet Corporation Enterprises

3110 S. Valley View, Suite 201

Las Vegas, Nevada 89102

3. Board of Directors:

The Company shall initially have two directors (2) who arc Thomas H. Keesee and Larry W. Kerschenbaum whose address is 1730 West Camino Real, Boca Raton, Florida 33432. These individuals shall serve as directors until their successor or successors have been elected and qualified. The number of directors may be increased or decreased by a duly adopted amendment to the By-Laws of the Corporation.

4. Authorized Shares:

The aggregate number of shares which the corporation shall have authority to issue shall consist of 20,000,000 shares of Common Stock having a $.001 par value and 5,000,000 shares of Preferred Stock having a $.001 par value. The Common Stock of the Company may be issued from time to time without priorapproval by the stockholders. The Common Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such share of Common Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

The Preferred Stock authorized may be issued from time to time in one or more series. The Board of Directors is authorized to determine or alter any or all rights or preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and to fix, alter or reduce (but not below the number outstanding) the number of shares comprising any such series and the designation thereof, or any of them, and to provide for the rights and terms of redemption or conversion of the shares of any series.

5. Preemptive Rights and Assessment of Shares:

Holders of Common Stock or Preferred Stock of the corporation shall not have any preference, preemptive right or right of subscription to acquire shares of the corporation authorized, issued, or sold, or to be authorized, issued or sold, or to any obligations or shares authorized or issued or to be authorized or issued, and convertible into shares of the corporation, nor to any right of subscription thereto, other than to the extent, if any, the Board of Directors in its sole discretion, may determine from time to time.

The Common Stock or Preferred Stock of the Corporation, after the amount of the subscription price has been rally paid in, in money, property or services, us the directors shall determine, shall not be subject to assessment to pays the debts of the corporation, nor for any other purpose, and no Common Stock or Preferred Stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended to provide for such assessment.

6. Directors' and Officers' Liability

A director or officer of the corporation shah not be personally liable to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law or (ii) the unlawful payment of dividends. Any repeal or modification of this Article by stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

7. Indemnity

Every person who was or is a party to, or is threatened to be made a party to, or is involved in any such action, suit or proceeding, whether civil, criminal, administrative or investigative, by the reason of the fact that he or she, or a person with whom he or she is a legal representative, is or was a director of the corporation, or who is serving at the request of the corporation as a director or officer of another corporation, or is a representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines, and amounts paid or to be paid in a settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil suit or proceeding must be paid by the corporation as incurred and in advance of the final disposition of the action, suit, or proceeding, under receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Such right of indemnification shall not be exclusive of any other right of such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this article.

Without limiting the application of the foregoing, the Board of Directors may adopt By-Laws from time to time without respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase or maintain insurance on behalf of any person who is or was a director or officer

8. Amendments

Subject at all times to the express provisions of Section 5 on the Assessment of Shares, this corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation or its By-Laws, in the manner now or hereafter prescribed by statute or the Articles of Incorporation or said By-Laws, and all rights conferred upon shareholders are granted subject to this reservation.

9. Power of Directors

In furtherance, and not in limitation of those powers conferred by statute, the Board of Directors is expressly authorized:

(a) Subject to the By-Laws, if any, adopted by the shareholders, to make, alter or repeal the By-Laws of the corporation;

(b) To authorize and caused to be executed mortgages and liens, with or without limitations as to amount, upon the real and personal property of the corporation;

(c) To authorize the guaranty by the corporation of the securities, evidences of indebtedness and obligations of other persons, corporations or business entities;

(d) To set apart out of any funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve;

(e) By resolution adopted by the majority of the whole board, to designate one or more committees to consist of one or more directors of the of the corporation, which, to the extent provided on the resolution or in the By-Laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have name and names as may be stated in the By-Laws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

All the corporate powers of the corporation shall be exercised by the Board of Directors except as otherwise herein or in the By-Laws or by law.

IN WITNESS WHEREOF, I hereunder set ray hand this 11th day of, October, 1997, hereby declaring and certifying that the facts stated hereinabove are true.

Signature of Incorporator

Name: Ted D. Campbell II

Address: 3110 S. Valley View, Suite 201

Las Vegas, Nevada 89102

Signature: /s/ Ted D. Campbell II

This instrument was acknowledged before me on

October 11, 1997, by Ted D. Campbell II.

/s/ Michelle Steadman
Notary Public Signature

Certificate of Acceptance of Appointment as Resident Agent: TED D. CAMPBELL II, as a principal of Nevada Internet Corporation Enterprises ("NICE"), hereby accept appointment of NICE as the resident agent for the above

Signature:	/s/ Ted D. Campbell II
Ted D. Campbell II

11/08/01 15:08 FAX + 301 990 9241 BRUCE BERTMAN 002

Dean Heller
Secretary of State

Telephone (775) 684-5708
Fax (775) 684-5725
Web site http://sos.state.nv.us
Filing fees

STATE OF NEVADA
OFFICE OF THE SECRETARYOF STATE
101 N. CARSON ST., STE. 3
CARSON CITY, NEVADA 89701-4786

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

For Profit Nevada Corporations

(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)
- Remit in Duplicate-

1. Name of Corporation: A1 INTERNET.COM, INC.

2. The articles have been amended as follows (provide article numbers, if available):**ARTICLE I**:The name of the Corporation is: WORLDTEQ GROUP INTERNATIONAL, INC.

3. **ARTICLE: IV**

Section 4.01 Number and Class. The total number of shares of authorized capital stock of the Corporation shall consist of one hundred million (100,000,000) shares of common stock at $.001 par value. The Common Stock may be issued from time to time without action by the stockholders. The Common Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Common Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by them.

Section 4.03. Non-Assessability of Shares. The Common Stock of the corporation, after the amount of the subscription price has been paid, in money, property or services, as the directors shall determine, shall not be subject to assessment to pay the debts of the corporation, nor for any other purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular.

4. The vote by which the stockholders holding shares n the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:_______________.*

5. Signatures:

President or Vice President **Secretary or Asst. Secretary**

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote other otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

11/08/01 15:06 FAX + 301 990 9241 BRUCE BERTMAN F302-3436 @001
11/07/01 WED 15:31 FAX 9057643049 MARVIN WINICK @001
(150.00) PE

DEAN HELLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708

Certificate of Amendment

FILED # C22727-97

NOV 0 8 2001

IN THE OFFICE OF

Important: Read attached instructions before completing form.

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
- Remit in Duplicate -

1. Name of corporation: A1 INTERNET.COM, INC.

2. The articles have been amended as follows (provide article numbers, if available):

Sections 4.01, 4.02, 4.03 of Article IV as attached.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 8,799,151 *

4. Officer Signature (Required):

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

ID: JUL 08'99 14:31 No.006 P.02

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

JUL 09 1999

No. C32227-97

Dean Heller

DEAN HELLER, SECRETARY OF STATE

Certificate of Amendment of
Articles of Incorporation

Pursuant to the provisions of Nevada Revised Statues, Title 7,Chapter 78, it is hereby certified that:

FIRST: The name of the corporation (the "corporation") is HALO Holdings of Nevada, Inc.

SECOND: The Board of Directors of the corporation duly adopted the following resolution on April 26, 1999:

> RESOLVED, that it is advisable in the judgment of the Board of Directors of the Corporation that the name of the Corporation be changed, and that, in order to accomplish the same, Article 1 of the Articles of Incorporation be amended to read as follows:
>
> "1. Company Name: A1 Internet.com, Inc."
>
> FURTHER RESOLVED, that a special meeting of stockholders having voting power be and it is hereby called and that notice be given in the matter prescribed by the Bylaws of the Corporation and by Nevada Revise Statutes, Title 7, Chapter 78, unless the said stockholders shall waive the notice of meeting in writing or unless all of said stockholders shall dispense with the holding of a meeting and shall take action upon the proposed amendments by a consent in writing signed by them; and
>
> FURTHER RESOLVED, that, in the event that the said stockholders shall adopt the aforesaid proposed amendments by a vote in favor thereof by at least a majority of the voting power or by a written consent in favor thereof signed by all of them without a meeting, the Corporation is hereby authorized to make by the hands of its Chief Executive Officer, President or a Vice President and by its Secretary or an Assistant Secretary a certificate setting forth the said amendment and to cause the same to be filed pursuant to the provisions of Nevada Revised Statutes, Title 7, Chapter 78.

ID: JUL 08 99 4:32 No.00

THIRD: The total number of outstanding shares having voting power of the corporation is 9,897,667, and the total number of votes entitled to be cast by the holders of all of said outstanding shares is 9,897,667,

FOURTH: At a meeting of stockholders held on April 26, 1999, notice of which was duly given, the amendment herein certified were adopted by the holders of 7,362,000 shares, which represent 7,362,000 votes, and which constitute at least a majority of all of the voting power of the holders of shares having voting power.

Signed on April 26, 1999.

Bruce Bertman,
Chief Executive Officer

Leonard Tambasco,
President

Leonard Tambasco,
Secretary

03/2005 10:58 9549796695

-08-2005 02:25 AM P.02

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20050111397-59
Dean Heller Secretary of State State of Nevada	Filing Date and Time 04/07/2005 2:35 PM
	Entity Number C22727-1997

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:
WORLDTEQ GROUP INTERNATIONAL INC.

2. The articles have been amended as follows (provide article numbers, if available):

Article I of the Company's Articles of Incorporation is amended in its entirety to read as follows: The name of the corporation is "China Printing Inc."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 21,535,851 shares or 50.41%

4. Effective date of filing (optional): (must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): [signature]

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule. Nevada Secretary of State AM 78.385 Amend 2003 Revised on: 11/03/03

CYIOS Corporation

"C Your Integrated Office System"

STATE OF NEVADA
AMENDMENT

EXPEDITE

TO

ARTICLES OF INCORPORATION

OF

CHINA PRINTING, INC

A corporation organized and existing under and by virtue of the laws of the State of Nevada (the "Corporation")

DOES HEREBY CERTIFY:

FIRST: That, at a meeting of the Board of Directors of China Printing, Inc., a resolution was duly adopted setting forth a proposed amendment of the Articles of Incorporation of the Corporation, declaring said amendment to be advisable and calling for written consent of stockholders in lieu of a meeting. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Articles of Incorporation of the Corporation be amended by changing the Article thereof numbered "1" so that, as amended, said Article shall be and read as follows:

"1. The name of the corporation is CYIOS Corporation

SECOND: That thereafter, pursuant to the resolution of its Board of Directors, the holders of a majority of the outstanding shares of the Corporation's common stock entitled to vote thereon executed a written consent greater than the necessary number of shares as required by statute in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions set forth under Nevada corporate law and the Corporation's bylaws.

IN WITNESS WHEREOF: the undersigned hereby duly executes this Certificate of Amendment declaring and certifying under penalty of perjury that this is the act and deed of the Corporation and the facts herein stated are true, this 20th day of October, 2005.

X
Timothy Carnahan, President

1300 Pennsylvania Ave, Suite 700, NW / Washington DC 20004
Phone 202.204.3006 / Fax 202.315.3458